Exhibit 2

NISSIN CO., LTD. (8571)
Monthly Data for November 2004
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

Number of Accounts and Loans Receivable

Month-end number of accounts

	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Consumer loans	87,905	86,937	6,544	7,124	7,583	7,737	8,078	8,466
Wide loans	34,895	34,726	34,524	34,290	34,092	33,483	33,275	33,054
Loans to small business owners	41,179	41,459	41,702	41,892	42,301	41,660	41,960	42,276
Small business owner loans	24,749	24,850	24,985	25,056	25,201	24,927	24,942	24,965
Business Timely loans	16,430	16,609	16,717	16,836	17,100	16,733	17,018	17,311
Secured loans	301	289	296	306	323	342	351	365
Notes receivable	163	132	137	139	128	114	129	100

Total number of accounts	164,443	163,543	83,203	83,751	84,427	83,336	83,793	84,261

Month-end loans receivable

	(amount in thousands of yen)
	4/30/2004	5/31/2004	6/30/2004	7/31/2004	8/31/2004	9/30/2004	10/31/2004	11/30/2004	12/31/2004	1/31/2005	2/28/2005	3/31/2005
Consumer loans	35,240,688	34,750,162	1,947,388	2,133,208	2,295,186	2,374,733	2,489,599	2,631,302
Wide loans	56,645,751	56,028,392	55,261,698	54,436,230	53,876,651	52,644,508	51,959,363	51,186,417
Loans to small business owners	74,414,008	75,006,485	75,810,286	75,038,868	76,403,465	76,033,343	76,843,357	77,785,538
Small business owner loans	55,508,169	55,905,869	56,606,219	55,756,256	56,795,676	56,834,540	57,294,100	57,798,523
Business Timely loans	18,905,838	19,100,616	19,204,066	19,282,612	19,607,789	19,198,803	19,549,257	19,987,015
Secured loans	9,794,962	3,186,465	3,823,960	5,673,900	6,617,603	10,263,468	11,521,221	13,174,833
Notes receivable	3,632,584	248,290	221,370	225,340	212,964	180,325	207,511	171,642

Total loans receivable	179,727,994	169,219,797	137,064,703	137,507,549	139,405,872	141,496,379	143,021,053	144,949,734

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-04	May-04	Jun-04	Jul-04	Aug-04	Sep-04	Oct-04	Nov-04	Dec-04	Jan-05	Feb-05	Mar-05	Total
Consumer loans
Applications	2,193	2,081	2,115	2,050	2,027	2,064	1,741	1,930					16,201
Approvals	526	304	147	223	291	353	179	174					2,197
Approval ratio	23.99%	14.61%	6.95%	10.88%	14.36%	17.10%	10.28%	9.02%					13.56%
Wide loans
Applications	577	530	542	483	578	627	500	522					4,359
Approvals	473	417	436	381	459	466	368	376					3,376
Approval ratio	81.98%	78.68%	80.44%	78.88%	79.41%	74.32%	73.60%	72.03%					77.45%
Small business owner loans
Applications	427	473	609	537	593	519	508	476					4,142
Approvals	396	399	512	454	520	428	401	414					3,524
Approval ratio	92.74%	84.36%	84.07%	84.54%	87.69%	82.47%	79.92%	86.97%					85.08%
Business Timely loans
Applications	3,819	3,484	5,140	4,971	5,663	6,312	7,000	6,342					42,731
Approvals	1,373	1,121	1,689	1,563	2,065	2,266	2,662	2,346					15,085
Approval ratio	35.95%	32.18%	32.86%	31.44%	36.46%	35.90%	38.03%	36.99%					35.30%
Secured loans
Applications	22	20	27	30	45	47	31	35					257
Approvals	17	12	19	20	31	32	25	22					178
Approval ratio	77.27%	60.00%	70.37%	66.67%	68.89%	68.09%	80.65%	62.86%					69.26%
Notes receivable
Applications	53	38	75	28	56	32	54	55					391
Approvals	44	34	52	25	43	24	33	25					280
Approval ratio	83.02%	89.47%	69.33%	89.29%	76.79%	75.00%	61.11%	45.45%					71.61%

*1 The figures for Consumer loans do not include applications and approvals through tie-up companies.

*2 The number of approvals of Business Timely loans includes the number of approved cardholders, which includes credit lines with zero balances.

Delinquent Loans by Default Days for the Years Ended November 31, 2002, 2003, and 2004

November 30, 2002

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	2,334,707	5.29	698,460	1.58	375,346	0.85	299,473	0.68	1,373,280	3.11	44,102,481
Wide loans	3,807,606	6.14	473,744	0.76	297,556	0.48	891,018	1.44	1,662,320	2.68	61,968,229
Small business owner loans	4,069,562	8.36	436,088	0.90	289,393	0.59	926,526	1.90	1,652,007	3.39	48,678,665
Business Timely loans	679,258	3.85	197,046	1.12	126,015	0.71	108,156	0.61	431,218	2.44	17,660,141
Secured loans	335,527	28.72	40,517	3.47	12,707	1.09	182,702	15.64	235,928	20.19	1,168,445
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	13,501

Total	11,226,663	6.47	1,845,858	1.06	1,101,019	0.63	2,407,876	1.39	5,354,755	3.08	173,591,465

November 30, 2003

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	2,154,249	5.75	613,998	1.64	301,951	0.81	254,027	0.68	1,169,977	3.12	37,477,827
Wide loans	5,378,351	8.87	606,299	1.00	385,917	0.64	1,436,686	2.37	2,428,903	4.01	60,630,457
Small business owner loans	5,563,917	9.84	576,720	1.02	394,504	0.70	1,500,977	2.65	2,472,201	4.37	56,562,894
Business Timely loans	920,250	5.08	234,029	1.29	178,140	0.98	136,880	0.76	549,050	3.03	18,117,853
Secured loans	241,279	16.28	12,950	0.87	2,678	0.18	155,056	10.46	170,685	11.52	1,481,835
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	0	0.00	277,751

Total	14,258,048	8.17	2,043,998	1.17	1,263,191	0.72	3,483,627	2.00	6,790,818	3.89	174,548,619

November 30, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	144,684	5.50	35,601	1.35	21,144	0.80	18,999	0.72	75,745	2.88	2,631,302
Wide loans	4,859,115	9.49	418,313	0.82	313,751	0.61	1,517,367	2.96	2,249,432	4.39	51,186,417
Small business owner loans	5,944,440	10.28	560,829	0.97	361,852	0.63	2,033,382	3.52	2,956,065	5.11	57,798,523
Business Timely loans	916,599	4.59	227,223	1.14	173,315	0.87	160,483	0.80	561,022	2.81	19,987,015
Secured loans	3,255,811	24.71	1,416,101	10.75	66,678	0.51	91,993	0.70	1,574,773	11.95	13,174,833
Notes receivable	28,681	16.71	2,000	1.17	4,721	2.75	0	0.00	6,721	3.92	171,642

Total	15,149,331	10.45	2,660,069	1.84	941,464	0.65	3,822,227	2.64	7,423,761	5.12	144,949,734

*	The figures in “Total” loans do not include “1 day or more overdue” loans.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Delinquent Loans by Default Days for the Month Ended September 30, October 31, and November 30, 2004

September 30, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	94,375	3.97	27,817	1.17	396	0.02	771	0.03	28,985	1.22	2,374,733
Wide loans	4,618,111	8.77	419,144	0.80	304,564	0.58	1,421,668	2.70	2,145,378	4.08	52,644,508
Small business owner loans	5,546,710	9.76	488,996	0.86	281,673	0.50	1,887,217	3.32	2,657,887	4.68	56,834,540
Business Timely loans	584,948	3.05	222,813	1.16	1,808	0.01	5,357	0.03	229,980	1.20	19,198,803
Secured loans	159,899	1.56	5,440	0.05	8,894	0.09	109,317	1.07	123,652	1.20	10,263,468
Notes receivable	22,227	12.33	13,558	7.52	2,176	1.21	0	0.00	15,734	8.73	180,325

Total	11,026,272	7.79	1,177,770	0.83	599,514	0.42	3,424,333	2.42	5,201,618	3.68	141,496,379

October 31, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	127,743	5.13	35,920	1.44	23,187	0.93	1,153	0.05	60,262	2.42	2,489,599
Wide loans	4,932,996	9.49	424,422	0.82	316,895	0.61	1,480,767	2.85	2,222,085	4.28	51,959,363
Small business owner loans	6,031,462	10.53	465,003	0.81	419,892	0.73	1,962,684	3.43	2,847,580	4.97	57,294,100
Business Timely loans	739,309	3.78	248,860	1.27	184,692	0.94	9,099	0.05	442,653	2.26	19,549,257
Secured loans	375,019	3.26	6,738	0.06	583	0.01	111,023	0.96	118,345	1.03	11,521,221
Notes receivable	24,227	11.68	4,721	2.28	13,558	6.53	0	0.00	18,280	8.81	207,511

Total	12,230,759	8.55	1,185,667	0.83	958,809	0.67	3,564,728	2.49	5,709,206	3.99	143,021,053

November 30, 2004

	(amount in thousands of yen)
	1 day or more		44-66 days		67-96 days		97 days or				Loans
	overdue	%	overdue	%	overdue	%	more overdue	%	Total	%	receivable
Consumer loans	144,684	5.50	35,601	1.35	21,144	0.80	18,999	0.72	75,745	2.88	2,631,302
Wide loans	4,859,115	9.49	418,313	0.82	313,751	0.61	1,517,367	2.96	2,249,432	4.39	51,186,417
Small business owner loans	5,944,440	10.28	560,829	0.97	361,852	0.63	2,033,382	3.52	2,956,065	5.11	57,798,523
Business Timely loans	916,599	4.59	227,223	1.14	173,315	0.87	160,483	0.80	561,022	2.81	19,987,015
Secured loans	3,255,811	24.71	1,416,101	10.75	66,678	0.51	91,993	0.70	1,574,773	11.95	13,174,833
Notes receivable	28,681	16.71	2,000	1.17	4,721	2.75	0	0.00	6,721	3.92	171,642

Total	15,149,331	10.45	2,660,069	1.84	941,464	0.65	3,822,227	2.64	7,423,761	5.12	144,949,734

*	The figures in “Total” loans do not include “1 day or more overdue” loans.

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Newly Contracted Accounts and Loan Amounts by Application Channels

September 30, 2004

	(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	3	600	0	0	7	37,200	6	5,100	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	44	383,000	2	2,000	2	23,000
Telemarketing (Shinsei Business Finance Co., Ltd.)*	6	1,650	0	0	7	78,400	36	30,700	0	0
usen Corp.	80	20,825	0	0	42	128,600	363	304,287	0	0
Other	395	112,760	466	1,235,870	328	1,290,560	157	129,800	30	3,775,300

Total	484	135,835	466	1,235,870	428	1,917,760	564	471,887	32	3,798,300

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	16	42,900
Shinsei Business Finance Co., Ltd.	0	0	48	408,000
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	49	110,750
usen Corp.	0	0	485	453,712
Other	6	11,898	1,382	6,556,188

Total	6	11,898	1,980	7,571,551

October 31, 2004

	(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	7	2,390	0	0	8	24,300	4	3,500	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	29	184,200	1	2,000	2	18,300
Telemarketing (Shinsei Business Finance Co., Ltd.)*	8	1,290	0	0	16	121,000	39	34,250	0	0
usen Corp.	47	13,000	1	3,500	55	191,200	501	500,737	0	0
Other	288	78,020	367	957,130	293	1,353,250	121	103,493	23	1,586,300

Total	350	94,700	368	960,630	401	1,873,950	666	643,980	25	1,604,600

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	19	30,190
Shinsei Business Finance Co., Ltd.	0	0	32	204,500
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	63	156,540
usen Corp.	0	0	604	708,437
Other	13	21,554	1,105	4,099,748

Total	13	21,554	1,823	5,199,415

November 30, 2004

	(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	5	1,800	0	0	9	29,500	2	2,000	0	0
Shinsei Business Finance Co., Ltd.	0	0	0	0	31	221,800	2	2,300	0	0
Telemarketing (Shinsei Business Finance Co., Ltd.)*	11	3,440	0	0	18	147,500	29	22,730	0	0
usen Corp.	52	14,850	0	0	45	141,900	417	318,687	0	0
Other	320	86,123	376	957,520	311	1,438,750	109	81,973	22	1,802,500

Final	388	106,213	376	957,520	414	1,979,450	559	427,690	22	1,802,500

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loan	Number of	Loan
Application channel	accounts	amounts	accounts	amounts
Sanyo Club Co., Ltd.	0	0	16	33,300
Shinsei Business Finance Co., Ltd.	0	0	33	224,100
Telemarketing (Shinsei Business Finance Co., Ltd.)*	0	0	58	173,670
usen Corp.	0	0	514	475,437
Other	14	23,581	1,152	4,390,448

Total	14	23,581	1,773	5,296,955

*	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Number of Accounts and Loans Receivable by Application Channels

September 30, 2004

	(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	259	86,716	3	5,267	447	1,107,556	291	294,205	1	1,666
Shinsei Business Finance Co., Ltd.	4	1,193	0	0	252	1,364,397	67	92,450	3	30,303
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	203	67,898	1	2,335	195	854,491	988	963,219	3	24,077
usen Corp.	794	238,508	5	12,586	279	846,381	1,443	1,698,112	0	0
Other	6,477	1,980,416	33,474	52,624,318	23,754	52,661,713	13,944	16,150,815	335	10,207,421

Total	7,737	2,374,733	33,483	52,644,508	24,927	56,834,540	16,733	19,198,803	342	10,263,468

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	1,001	1,495,413
Shinsei Business Finance Co., Ltd.	1	2,970	327	1,491,315
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	1,390	1,912,021
usen Corp.	0	0	2,521	2,795,588
Other	113	177,355	78,097	133,802,040

Total	114	180,325	83,336	141,496,379

October 31, 2004

	(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	262	86,742	3	5,191	448	1,101,338	292	294,070	1	1,640
Shinsei Business Finance Co., Ltd.	3	1,138	0	0	270	1,430,574	68	95,408	5	48,436
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	206	67,631	1	2,310	203	902,515	999	976,372	2	19,611
usen Corp.	826	246,868	6	15,923	277	894,096	1,755	2,144,303	0	0
Other	6,781	2,087,217	33,265	51,935,939	23,744	52,965,576	13,904	16,039,101	343	11,451,533

Total	8,078	2,489,599	33,275	51,959,363	24,942	57,294,100	17,018	19,549,257	351	11,521,221

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	1,006	1,488,982
Shinsei Business Finance Co., Ltd.	1	2,970	347	1,578,528
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	1,411	1,968,440
usen Corp.	0	0	2,864	3,301,192
Other	128	204,541	78,165	134,683,909

Total	129	207,511	83,793	143,021,053

November 30, 2004

	(amount in thousands of yen)
	Consumer loans		Wide loans		Small business owner loans		Business Timely loans		Secured loans
	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	258	87,540	3	5,107	456	1,109,725	292	299,903	1	1,615
Shinsei Business Finance Co., Ltd.	3	1,118	0	0	286	1,501,827	67	91,817	4	40,269
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	210	69,875	1	2,284	218	1,018,652	1,010	996,474	2	19,555
usen Corp.	869	267,492	6	15,732	370	1,136,267	2,124	2,649,343	0	0
Other	7,126	2,205,276	33,044	51,163,293	23,635	53,032,049	13,818	15,949,477	358	13,113,393

Total	8,466	2,631,302	33,054	51,186,417	24,965	57,798,523	17,311	19,987,015	365	13,174,833

[Additional columns below]

[Continued from above table, first column(s) repeated]

	(amount in thousands of yen)
	Notes receivable		Total
	Number of	Loans	Number of	Loans
Application channel	accounts	receivable	accounts	receivable
Sanyo Club Co., Ltd.	0	0	1,010	1,503,891
Shinsei Business Finance Co., Ltd.	1	2,970	361	1,638,002
Telemarketing (Shinsei Business Finance Co., Ltd.)*1	0	0	1,441	2,106,841
usen Corp.	0	0	3,369	4,068,835
Other	99	168,672	78,080	135,632,163

Total	100	171,642	84,261	144,949,734

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*1	Figures represent results of Nissin’s service as a telemarketing agent for Shinsei Business Finance.

Month-End Breakdown of Borrowings and Borrowing Rates

Breakdown of borrowings by lender

	(amount in millions of yen)
	November 30, 2004		March 31, 2004		November 30, 2003
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	91,029	74.75%	92,701	64.66%	95,172	67.77%
Bank	71,689	58.87%	64,771	45.18%	68,313	48.64%
Life insurance companies	—	0.00%	100	0.07%	120	0.09%
Non-life insurance companies	2,168	1.78%	2,407	1.68%	1,566	1.12%
Other financial institutions	17,171	14.10%	25,423	17.73%	25,173	17.93%
Direct	30,746	25.25%	50,666	35.34%	45,259	32.23%

Total	121,775	100.00%	143,367	100.00%	140,431	100.00%

Borrowings by maturity

	(amount in millions of yen)
	November 30, 2004		March 31, 2004		November 30, 2003
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	7,766	6.38%	5,300	3.70%	5,600	3.99%
Long-term loan	114,009	93.62%	138,067	96.30%	134,831	96.01%
Long-term loan within 1 year	55,658	45.71%	61,923	43.19%	64,422	45.87%
Long-term loan over 1 year	58,351	47.92%	76,143	53.11%	70,408	50.14%

Total	121,775	100.00%	143,367	100.00%	140,431	100.00%

Borrowing rates

			(%)
	November 30, 2004	March 31, 2004	November 30, 2003
Indirect	2.12	2.33	2.39
Bank	2.03	2.28	2.33
Life insurance companies	—	2.39	2.37
Non-life insurance companies	2.35	2.60	2.92
Other financial institutions	2.43	2.44	2.54
Direct	1.91	2.04	2.19

Total	2.07	2.23	2.33